PATENT AND ROYALTY LICENSE AGREEMENT

BETWEEN: **Leatt Brace Holdings (Pty) Ltd** 2005/002743/07 (the "Licensor"), a South African Company, existing under the laws of South Africa, with business address located at Unit 1, Kyalami Plaza, Kyalami Drive, Killarney Gardens, 7441, Cape Town, South Africa.
(hereinafter referred to as the "Licensor")

AND: **Leatt Corporation** 20-2819367 (the "Licensee"), a corporation organized and existing under the laws of the Nevada, USA with its head office located at : 5348 Vegas Drive, #775, Las Vegas, Nevada 89108, USA.
(hereinafter referred to as the "Licensee")

AND: **The Trustees for the time being of the J P De Villiers Trust, Registration Number: IT3193/2006** herein represented by JEAN PIERRE DE VILLIERS who warrants that he is duly authorised hereto of
(hereinafter referred to as the "Trust")

DEFINITION:

The Intellectual Property: All intellectual property rights of Leatt Brace Holdings (Pty) Ltd (the "Licensor") including common law and statutory rights, registered and unregistered rights and specifically including, but not being limited to all patents and/or patent applications based on or claiming convention priority from South African Patent Application No 2003/9174 and/or non-convention patents or patent applications corresponding to South African patent Application No 2003/9174.

All registered and/or pending design rights based on or claiming convention priority from South African Design Applications No's F2004/1128 and F2004/1239 and/or registered and/or pending non-convention design rights corresponding to South African Design Applications No's F2004/1128 and F2004/1239. All pending and/or registered trade marks for the mark Leatt-Brace ™. based on or corresponding to South African Trade Mark Application No. 2004/08584.

All additional patents, design registrations and trade marks as appear on annexure **"A"** attached hereto.

RECITALS

A. The Licensor is the sole and exclusive owner of, and has the sole and exclusive right to grant licenses to the Intellectual Property.

B. Without admitting the validity of the above-mentioned patents, but solely for commercial purposes, the Licensee wishes to acquire the exclusive right and license to manufacture, sell, marketing and use apparatus embodying, employing and containing the invention patented in such intellectual Property, throughout the World.

C. The Licensor and Licensee have entered into a Patent and Royalty Agreement effective 1st March 2006 and in terms whereof it is agreed that 1% (one percent) of the Royalty shall be paid to the Trust.

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

1. SCHEDULE OF ROYALTIES

The Licensee agrees to pay the Trust, commencing 1st March 2006 and after that date, during the continuance of this agreement royalties on apparatus embodying and containing the above-mentioned inventions, which are manufactured, sold, and sued by the Licensee; and such royalties shall be computed in the following manner: 1% (one percent) of all sales revenue billed and received by the Licensee and payable quarterly based on sales of the previous quarter. Sales shall mean monies billed and received into the bank account of the Licensee and will be for all products sold that makes use of the intellectual property rights contained within this agreement as well as the broad definition of Neck Braces of any description including spares and accessories for these neck braces. This agreement will continue indefinitely and is not restricted to the "life of the Intellectual Property" contained herein. See article 4 below.

2. STATEMENT OF SALES

The Licensee, within 14 days after the first day of each quarter, in each year during the continuance of this agreement agrees to furnish to the Licensor and the Trust, written statements, under oath, specifying the total number of apparatus embodying and containing the above-mentioned inventions sold by the Licensee during the preceding quarter including revenues so generated, such statement to be accompanied by a check in payment of the royalty for the period covered. The first statement shall be rendered not later than the 31st March 2007, and shall cover the period from the date of this agreement to the 31ST December 2006.

3. TERMINATION

It is agreed that this agreement shall continue during the lives of the above-mentioned South African Intellectual Property and subsequent additional international filings or whilst the products related to the patents remain in production, even if the intellectual property period has run its course, then the Licensee will pay to the Licensor an amount of 1% of sales revenue billed and received for the duration of manufacture and sale of the products related reasonably to the intellectual property described above.

4. INDEMNITY

The Trust is indemnified from any claim regarding the functionality, effectiveness or ability to reduce injuries. In addition, the Trust will under no circumstances be liable to any person for any damages, direct, indirect, bodily or otherwise including injury or death, that may be sustained by any person as a result of the use of the Leatt-Brace™, any defect therein or its failure to afford the protection offered by it or for any consequential, loss of profits or damages suffered by any person, however such loss or damage may arise or for any other reason or from any other circumstance of whatsoever nature.

5. BINDING EFFECT

This agreement shall bind and apply to the successors and assigns of the Trust, and may inure to the benefit of, may be transferable to, and be binding upon the successors and assigns of the Licensee.

6. VARIATION

This Agreement shall not be varied unless reduced to writing and signed by both the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement at CAPE TOWN as of the date first above written.

LICENSOR

Authorised Signature

Dr. Christopher James Leatt
Director : Leatt-Brace Holdings Inc.

Print Name and Title

LICENSEE

Authorised Signature

Mrs. Ria Van Der Merwe
COO; Leatt Corporation (Pty) Ltd

M.A. van der Merwe

Print Name and Title

TRUST

Authorised Signature

JEAN PIERRE DE VILLIERS
TRUSTEE.

Print Name and Title

As witnesses:

1. Pretorius (Director)

2. ____________________

ANNEXURE 'A'

List of applications/registrations;

The following patent applications;

Country/Regional Office	Application No.
South Africa	2006/05044
South Africa	2006/08824
South Africa	2006/08900
Brazil	PI04169719
Canada	2,547,855
Peoples Republic of China	200480035072.4
Indonesia	W00200601467
Israel	175931
Japan	P2006-541524
Democratic Peoples Republic of Korea	06-2007
Republic of Korea	10-2006-7012173
Morocco	PV29105
Mexico	JL/a/2006/000026
Malaysia	PI20062407
Singapore	2006003533-1
United States of America	11/220,576
European Patent Office	1 696 842 (04816084,0)
Eurasian Patent Office	200601049
Australia	2004293118
India	2315/CHENP/2006
Norway	20062971
New Zealand	548068
Ukraine	200607118
Vietnam	1-2006-01015

The following international patent application;

Application No: PCT/IB2006/002866

The following design applications;

Country	Application
South Africa	F2006/01661
Peoples Republic of China	200530004475.X
Peoples Republic of China	200530009100.2
United States of America	29/224,261
United States of America	29/225,477

The following design registrations;

Country	Registration No.
South Africa	F2004/1128
South Africa	F2004/1239
Australia	303171
Australia	305138
European Community	000 304 225
European Community	000 312 067
New Zealand	405910
New Zealand	405978

The following trade mark applications;

Country	Application No.
South Africa	2004/08584
South Africa	2006/22760
South Africa	2004/22761